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                                                                    Exhibit 23.2



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Alliant Techsystems Inc. relating to the Alliant Techsystems Inc. 1997 Employee Stock Purchase Plan on Form S-8 of our reports dated May 14, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Alliant Techsystems Inc. for the year ended March 31, 1997.



                                            /s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
August 6, 1997